Exhibit 99.1

Contacts:

Alnylam Pharmaceuticals, Inc.

Cynthia Clayton

Vice President, Investor Relations and

Corporate Communications

617-551-8207

Amanda Sellers (Media)

Spectrum

202-955-6222 x2597

Alnylam Provides Key 2013 – 2014 Goals for RNAi Therapeutics Pipeline

– Aims to Advance ALN-TTR02 into Phase III Pivotal Trial in Transthyretin (TTR)-Mediated Amyloidosis (ATTR) Patients with Familial Amyloidotic Polyneuropathy (FAP) by Late 2013; Phase II Data Expected in Mid-2013 –

– Plans to Initiate Exploratory Phase II Study of ALN-TTRsc in ATTR Patients with Familial Amyloidotic Cardiomyopathy (FAC) by Late 2013; Phase I Data Expected in Mid-2013 –

– Expects to File Investigational New Drug (IND) Application for ALN-AT3 in Hemophilia and Rare Bleeding Disorders in Mid-2013; Start Phase I in Late 2013 –

– Expands “Alnylam 5x15” Pipeline with ALN-AS1, an RNAi Therapeutic Targeting Aminolevulinate Synthase 1 (ALAS-1) for Treatment of Acute Intermittent Porphyria –

– Guides to End 2012 with Approximately $225 Million in Cash –

Cambridge, Mass., January 6, 2013 – Alnylam Pharmaceuticals, Inc. (Nasdaq: ALNY), a leading RNAi therapeutics company, announced today its key “Alnylam 5x15™” pipeline and partner program goals for 2013 through 2014.

“In 2012, we made tremendous progress in our RNAi therapeutic development efforts with our ‘Alnylam 5x15’ product strategy focused on genetically defined targets for diseases with limited treatment options for patients and their caregivers. The next couple of years promise to be transformative for Alnylam as we aim to advance our pipeline into Phase III, report on key clinical data in multiple programs, and expand the breadth our ‘5x15’ pipeline with additional clinical and pre-clinical programs,” said John Maraganore, Ph.D., Chief Executive Officer of Alnylam. “Specifically, we aim to advance what we believe to be the industry leading effort in ATTR, with ALN-TTR02 starting a Phase III trial for FAP patients and ALN-TTRsc entering a pilot Phase II trial in FAC patients. In addition, we expect to report on clinical results from Phase II and Phase I studies from these two programs respectively, in mid-2013. Further, we are expanding our ‘5x15’ clinical pipeline with ALN-AT3, a potential breakthrough therapy for hemophilia, including hemophilia complicated by ‘inhibitors,’ and for other rare bleeding disorders, where we expect to file an IND in mid-2013 and initiate a Phase I study in late 2013. Finally, we are excited today to introduce a new ‘Alnylam 5x15’ program – ALN-AS1 for the treatment of acute intermittent porphyria, an ultra-rare genetic disease caused by loss of function mutations in an enzyme in the heme biosynthesis pathway that result in acute and/or recurrent life-threatening attacks with severe abdominal pain, peripheral and autonomic neuropathy, and neuropsychiatric manifestations. In aggregate, we believe that execution on our ‘Alnylam 5x15’ programs and our ambitious goals for 2013 and beyond will enable continued advancement of RNAi therapeutics as innovative medicines for patients, resulting in value creation for our shareholders.”

“Alnylam 5x15” Product Strategy Goals

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Advance ALN-TTR02 into Phase III Pivotal Trial in Familial Amyloidotic Polyneuropathy (FAP). ALN-TTR02 is an intravenously delivered RNAi therapeutic targeting transthyretin (TTR) for the treatment of TTR-mediated amyloidosis (ATTR).

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Alnylam is currently conducting a Phase II study with ALN-TTR02 in patients with ATTR. The Phase II study is an open-label, multi-center, multi-dose, dose-escalation trial designed to enroll approximately 20 ATTR patients. Patients are being enrolled into cohorts of increasing doses and are receiving two doses of ALN-TTR02 once every four weeks. The primary objectives of the study are to evaluate the safety and tolerability of multiple doses of ALN-TTR02 and to measure clinical activity based on serial measurement of circulating serum TTR levels. The company expects to report results from this trial in mid-2013.

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Alnylam intends to initiate an open-label extension study in mid-2013 for longer-term treatment of patients enrolled in the Phase II study. The new extension study will include a number of exploratory clinical endpoint measurements. The company intends to provide periodic updates on results from the extension study starting in 2014.

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Assuming positive results from the Phase II study, the company expects to initiate a Phase III pivotal trial of ALN-TTR02 in ATTR patients with FAP in late 2013. FAP is a serious clinical manifestation of ATTR that afflicts approximately 10,000 patients worldwide. Alnylam will provide specific details on the trial design following discussions with worldwide regulatory authorities.

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Alnylam intends to directly commercialize ALN-TTR02 in North and South America, Europe, and other parts of the world, and has formed a partnership with Genzyme, a Sanofi company, to commercialize the product in Japan and other Asian countries.

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Move ALN-TTRsc through Phase I Study and into Pilot Phase II Trial in Familial Amyloidotic Cardiomyopathy (FAC). ALN-TTRsc is an RNAi therapeutic targeting TTR for the treatment of ATTR and utilizes the company’s proprietary GalNAc-conjugate delivery approach enabling subcutaneous dose administration.

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Alnylam recently filed a Clinical Trial Application (CTA) with the U.K. Medicines and Healthcare products Regulatory Agency (MHRA) for ALN-TTRsc. The Phase I trial is designed as a randomized, double-blind, placebo-controlled, single- and multi-dose, dose escalation study, enrolling up to 40 healthy volunteer subjects. The primary objective of the study is to evaluate the safety and tolerability of ALN-TTRsc. In addition, the study will evaluate clinical activity of ALN-TTRsc as measured by serum TTR levels. Alnylam expects to begin dosing in this trial early in 2013 with data mid-year.

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Assuming positive results from the Phase I trial, Alnylam aims to initiate an exploratory Phase II trial of ALN-TTRsc in ATTR patients with FAC in late 2013 leading to the start of a Phase III trial in FAC patients in 2014. FAC is a serious clinical manifestation of ATTR that afflicts approximately 40,000 patients worldwide.

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As with ALN-TTR02, Alnylam intends to directly commercialize ALN-TTRsc in North and South America, Europe, and other parts of the world, and in partnership with Genzyme in Japan and other Asian countries.

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Expand “Alnylam 5x15” Clinical Pipeline with ALN-AT3, a Potential Breakthrough Therapy for the Treatment of Hemophilia and Rare Bleeding Disorders (RBD). Alnylam is developing ALN-AT3, an RNAi therapeutic targeting antithrombin (AT) for the treatment of hemophilia and RBD. This RNAi therapeutic utilizes the company’s proprietary GalNAc-conjugate delivery approach enabling subcutaneous dose administration. ALN-AT3 is a novel therapeutic approach aimed at re-balancing the coagulation cascade and normalizing hemostasis in severe hemophilia A and B patients, including patients with “inhibitors” against their replacement factor. There are approximately 2,000 inhibitor patients in major markets with up to 5,000 patients worldwide that define the greatest unmet need in hemophilia A and B. In addition to hemophilia A and B which are characterized by a loss of function in Factors VIII and IX respectively, ALN-AT3 has the potential to treat RBD that are defined by deficiencies in other clotting factors such as Factors II, V, VII, X, and XI. It is estimated that there are approximately 1,000 RBD patients worldwide with significant or severe bleeding complications where prophylaxis is warranted. Alnylam plans to file an IND for ALN-AT3 in mid-2013 and to initiate a Phase I study in late 2013. The company expects to report data from this study in 2014. The company intends to directly commercialize ALN-AT3 in North and South America, Europe, and other parts of the world, and intends to seek a partner for this program in Japan and other Asian territories.

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Grow “Alnylam 5x15” Pipeline with ALN-AS1, a New Therapeutic Strategy for the Treatment of Acute Intermittent Porphyria (AIP). Alnylam announced today that it has designated ALN-AS1, an RNAi therapeutic targeting aminolevulinate synthase 1 (ALAS-1) for the treatment of acute intermittent porphyria (AIP), as a new program in its “Alnylam 5x15” product strategy. AIP is an ultra-rare genetic disease caused by loss of function mutations in porphobilinogen deaminase (PBGD), an enzyme in the heme biosynthesis pathway that can result in accumulation of toxic heme precursors. Patients with AIP suffer from acute and/or recurrent life-threatening attacks with severe abdominal pain, peripheral and autonomic neuropathy, and neuropsychiatric manifestations. Approximately 5,000 patients in the U.S. and Europe suffer AIP attacks annually, and approximately 500 patients are afflicted with recurrent debilitating attacks; patients with recurrent attacks often include women in association with menses. ALN-AS1 is a GalNAc conjugate targeting ALAS-1, a liver-expressed, rate-limiting enzyme upstream of PBGD in the heme biosynthesis pathway. Inhibition of ALAS-1 is known to reduce the accumulation of heme precursors that cause the clinical manifestations of AIP. ALN-AS1 has the potential to be a therapy for the treatment of acute porphyria attacks, as well as a prophylactic approach for the prevention of recurrent attacks. The company expects to identify a final development candidate by late 2013 and advance ALN-AS1 into the clinic in 2014. The company has generated pre-clinical proof of concept data that will be presented at a scientific meeting in mid-2013. The company intends to directly commercialize ALN-AS1 in North and South America, Europe, and other parts of the world, and intends to seek a partner for this program in Japan and other Asian territories.

“Our ‘Alnylam 5x15’ product strategy is focused on potential breakthrough medicines for high unmet need indications with concentrated market access and strong patient advocacy,” said Barry Greene, President and Chief Operating Officer of Alnylam. “With the progress we have made in our pipeline, including plans to initiate our ALN-TTR02 Phase III pivotal trial at the end of this year, we are now establishing a commercial strategy to drive maximal value. Specifically, we plan to directly commercialize our core ‘5x15’ products – ALN-TTR02, ALN-TTRsc, ALN-AT3, and ALN-AS1 – in North and South America, Europe, and other territories, while partnering for development expertise and market access in Japan and other Asian markets. We will also continue to advance other pipeline assets, including our RNAi therapeutic program targeting PCSK9, with existing or future partnerships we aim to form.”

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Advance Additional “Alnylam 5x15” Pipeline Programs through Partnerships. Alnylam will continue to advance its additional “Alnylam 5x15” programs, including: ALN-PCS, an RNAi therapeutic targeting PCSK9 for the treatment of severe hypercholesterolemia; ALN-TMP, an RNAi therapeutic targeting TMPRSS6 for the treatment of hemoglobinopathies; and ALN-AAT, an RNAi therapeutic targeting the mutant Z-allele in alpha-1-antitrypsin (AAT) deficiency for the treatment of AAT deficiency-associated liver disease, amongst other programs. Specifically, the company intends to advance these programs with new partnerships it intends to form. Alnylam has also elected to suspend further advancement of ALN-HPN, an RNAi therapeutic targeting the hepcidin pathway for the treatment of refractory anemia, in order to focus on other higher priority pipeline programs.

Partner Program Goals

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Support Partner-Based Efforts for Advancement of Additional Clinical-Stage RNAi Therapeutic Programs. Alnylam has completed a Phase IIb clinical study with ALN-RSV01 for the treatment of respiratory syncytial virus (RSV) infection in lung transplant patients. The company has met with regulatory authorities in the U.S. and Europe and, together with its partner Cubist, expects to communicate an update on future plans in early 2013. ALN-RSV01 is partnered with Kyowa Hakko in Japan and other major markets in Asia. Alnylam will also continue to support its partner Ascletis as it advances ALN-VSP, an RNAi therapeutic for the treatment of liver cancers towards the clinic in China.

“Alnylam’s solid cash position, combined with our focused pipeline efforts, ensure that our investments in 2013 will be directed toward the highest value-creating activities that we believe exist within our ‘Alnylam 5x15’ pipeline,” said Michael Mason, Vice President, Finance and Treasurer of Alnylam. “Today, we are guiding to end 2012 with approximately $225 million in cash. We will provide financial guidance for 2013 in connection with our year-end 2012 financial results in February.”

Alnylam management will present a company overview at the 31st Annual J.P. Morgan Healthcare Conference on Wednesday, January 9, 2013 at 8:00 a.m. PT (11:00 a.m. ET) at the Westin St. Francis Hotel in San Francisco, Calif. A live audio webcast of the presentation will be available on the News & Investors section of the company’s website, www.alnylam.com. A replay of the presentation will be available on the Alnylam website within 48 hours after the event.

About Alnylam Pharmaceuticals

Alnylam is a biopharmaceutical company developing novel therapeutics based on RNA interference, or RNAi. The company is leading the translation of RNAi as a new class of innovative medicines with a core focus on RNAi therapeutics for the treatment of genetically defined diseases, including ALN-TTR for the treatment of transthyretin-mediated amyloidosis (ATTR), ALN-AT3 for the treatment of hemophilia and rare bleeding disorders (RBD), ALN-AS1 for the treatment of acute intermittent porphyria, ALN-PCS for the treatment of severe hypercholesterolemia, and ALN-TMP for the treatment of hemoglobinopathies. As part of its “Alnylam 5x15TM” strategy, the company expects to have five RNAi therapeutic products for genetically defined diseases in clinical development, including programs in advanced stages, on its own or with a partner by the end of 2015. Alnylam has additional partnered programs in clinical or development stages, including ALN-RSV01 for the treatment of respiratory syncytial virus (RSV) infection and ALN-VSP for the treatment of liver cancers. The company’s leadership position on RNAi therapeutics and intellectual property have enabled it to form major alliances with leading companies including Merck, Medtronic, Novartis, Biogen Idec, Roche, Takeda, Kyowa Hakko Kirin, Cubist, Ascletis, Monsanto and Genzyme. In addition, Alnylam holds a significant equity position in Regulus Therapeutics Inc., a company focused on discovery, development, and commercialization of microRNA therapeutics. Alnylam has also formed Alnylam Biotherapeutics, a division of the company focused on the development of RNAi technologies for applications in biologics manufacturing, including recombinant proteins and monoclonal antibodies. Alnylam’s VaxiRNA™ platform applies RNAi technology to improve the manufacturing processes for vaccines; GlaxoSmithKline is a collaborator in this effort. Alnylam scientists and collaborators have published their research on RNAi therapeutics in over 100 peer-reviewed papers, including many in the world’s top scientific journals such as Nature, Nature Medicine, Nature Biotechnology, and Cell. Founded in 2002, Alnylam maintains headquarters in Cambridge, Massachusetts. For more information, please visit www.alnylam.com.

About RNA Interference (RNAi)

RNAi (RNA interference) is a revolution in biology, representing a breakthrough in understanding how genes are turned on and off in cells, and a completely new approach to drug discovery and development. Its discovery has been heralded as “a major scientific breakthrough that happens once every decade or so,” and represents one of the most promising and rapidly advancing frontiers in biology and drug discovery today which was awarded the 2006 Nobel Prize for Physiology or Medicine. RNAi is a natural process of gene silencing that occurs in organisms ranging from plants to mammals. By harnessing the natural biological process of RNAi occurring in our cells, the creation of a major new class of medicines, known as RNAi therapeutics, is on the horizon. Small interfering RNA (siRNA), the molecules that mediate

RNAi and comprise Alnylam’s RNAi therapeutic platform, target the cause of diseases by potently silencing specific mRNAs, thereby preventing disease-causing proteins from being made. RNAi therapeutics have the potential to treat disease and help patients in a fundamentally new way.

About “Alnylam 5x15™”

The “Alnylam 5x15” strategy, launched in January 2011, establishes a path for development and commercialization of novel RNAi therapeutics to address genetically defined diseases with high unmet medical need. Products arising from this initiative share several key characteristics including: a genetically defined target and disease; the potential to have a major impact in a high unmet need population; the ability to leverage the existing Alnylam RNAi delivery platform; the opportunity to monitor an early biomarker in Phase I clinical trials for human proof of concept; and the existence of clinically relevant endpoints for the filing of a new drug application (NDA) with a focused patient database and possible accelerated paths for commercialization. By the end of 2015, the company expects to have five such RNAi therapeutic programs in clinical development, including programs in advanced stages, on its own or with a partner. The “Alnylam 5x15” programs include ALN-TTR for the treatment of transthyretin-mediated amyloidosis (ATTR), ALN-AT3 for the treatment of hemophilia and rare bleeding disorders (RBD), ALN-AS1 for the treatment of acute intermittent porphyria (AIP), ALN-PCS for the treatment of severe hypercholesterolemia, ALN-TMP for the treatment of hemoglobinopathies, and other programs. Alnylam intends to focus on developing and commercializing certain programs from this product strategy itself in North and South America, Europe, and other parts of the world; these include ALN-TTR, ALN-AT3, and ALN-AS1; the company will seek global development and commercial alliances for other programs.

About Transthyretin-Mediated Amyloidosis

Transthyretin (TTR)-mediated amyloidosis (ATTR) is an inherited, progressively debilitating, and fatal disease caused by mutations in the TTR gene. TTR protein is produced primarily in the liver and is normally a carrier for thyroid hormone and retinol binding protein. Mutations in TTR cause abnormal amyloid proteins to accumulate and damage body organs and tissue, such as the peripheral nerves and heart, resulting in intractable peripheral sensory neuropathy, autonomic neuropathy, and/or cardiomyopathy. ATTR represents a major unmet medical need with significant morbidity and mortality; familial amyloidotic polyneuropathy (FAP) affects approximately 10,000 people worldwide and familial amyloidotic cardiomyopathy (FAC) affects at least 40,000 people worldwide. FAP patients have a life expectancy of five to 15 years from symptom onset, and the only treatment options for early stage disease are liver transplantation and tafamidis (approved in Europe). The mean survival for FAC patients is approximately 2.5 years, and there are no approved therapies. As a result, there is a significant need for novel therapeutics to treat patients who have inherited mutations in the TTR gene.

About Hemophilia and Rare Bleeding Disorders

Hemophilias are hereditary disorders caused by genetic deficiencies of various blood clotting factors, resulting in recurrent bleeds into joints, muscles, and other major internal organs. Hemophilia A is defined by loss-of-function mutations in factor VIII, and there are greater than 40,000 registered patients in the U.S. and E.U. Hemophilia B, defined by loss-of-function mutations in factor IX, affects greater than 9,500 registered patients in the U.S. and Europe. Standard treatment for hemophilia patients involves replacement of the missing clotting factor either as prophylaxis or on-demand therapy. However, a significant number of hemophilia A patients will develop an antibody to their replacement factor – a very serious complication; these ‘inhibitor’ patients become refractory to standard replacement therapy. There are approximately 2,000 inhibitor patients in major markets and up to 5,000 patients worldwide. Other rare bleeding disorders (RBD) are defined by congenital deficiencies of other blood coagulation factors including factors II, V, VII, X, and XI, with an estimated 1,000 RBD patients worldwide in need of routine prophylaxis. There exists a significant need for novel therapeutics to treat severe hemophilia patients and patients with RBDs.

About Acute Intermittent Porphyria

Acute intermittent porphyria (AIP) is an ultra-rare autosomal dominant disease caused by loss of function mutations in porphobilinogen deaminase (PBGD), an enzyme in the heme biosynthesis pathway. Exposure of AIP patients to certain drugs, dieting, or hormonal changes can trigger strong induction of aminolevulinate synthase 1 (ALAS-1), another enzyme in the heme biosynthesis pathway, which can lead to accumulation of heme intermediates upstream of PBGD that precipitate attack symptoms. Patients with AIP can suffer acute and/or recurrent life-threatening attacks with severe abdominal pain, peripheral and autonomic neuropathy, and neuropsychiatric manifestations, and possible death if left untreated. Approximately 5,000 patients in the U.S. and Europe suffer acute porphyria attacks annually, and approximately 500 patients are afflicted with recurrent debilitating attacks. Treatment options for AIP patients suffering from an acute attack are limited; some patients are given intravenous heme analogues that must be administered through a central venous catheter, but these have a slow onset and can result in severe thrombophlebitis, iron overload and resistance to treatment over time. Currently there is no approved prophylactic treatment available to prevent recurrent attacks, which often occur monthly in women associated with menses. There exists a significant need for therapies for AIP patients.

About GalNAc Conjugates

GalNAc-siRNAs are designed to achieve targeted delivery of RNAi therapeutics to hepatocytes through uptake by the asialoglycoprotein receptor. Research findings demonstrate potent and durable target gene silencing, as well as a wide therapeutic index, with subcutaneously administered GalNAc-siRNAs from multiple ‘Alnylam 5x15’ programs. Notably, GalNAc-siRNAs are being employed in Alnylam’s ALN-TTRsc and ALN-AT3 RNAi therapeutic programs for the treatment of transthyretin-mediated amyloidosis (ATTR) and hemophilia and rare bleeding disorders, respectively, both of which the company expects to have in clinical trials in 2013. GalNAc-siRNAs are a proprietary Alnylam delivery platform.

Alnylam Forward-Looking Statements

Various statements in this release concerning Alnylam’s future expectations, plans and prospects, including without limitation, Alnylam’s expectations regarding its “Alnylam 5x15” product strategy, Alnylam’s views with respect to the potential for RNAi therapeutics, including ALN-TTR02 and ALN-TTRsc, ALN-AT3, ALN-AS1, ALN-PCS, ALN-TMP, ALN-AAT, ALN-VSP, and ALN-RSV01, its expectations with respect to the timing and success of its clinical and pre-clinical trials, the expected timing of regulatory filings, including its plan to file IND or IND equivalent applications and initiate clinical trials for ALN-TTR02, ALN-TTRsc, ALN-AT3, and ALN-AS1, its expectations regarding reporting data from its ongoing and planned clinical studies, including its studies for ALN-TTR02, ALN-TTRsc, ALN-AT3, and ALN-AS1, its plans to seek collaborations for its ALN-AT3, ALN-AS1, ALN-PCS, ALN-TMP, and ALN-AAT programs, as well as other research programs and technologies, and its expected cash position as of December 31, 2012, constitute forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, without limitation, Alnylam’s ability to discover and develop novel drug candidates and delivery approaches, successfully demonstrate the efficacy and safety of its drug candidates, the pre-clinical and clinical results for its product candidates, which may not support further development of product candidates, actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials, obtaining, maintaining and protecting intellectual property, Alnylam’s ability to enforce its patents against infringers and defend its patent portfolio against challenges from third parties, obtaining regulatory approval for products, competition from others using technology similar to Alnylam’s and others developing products for similar uses, Alnylam’s ability to obtain additional funding to support its business activities and establish and maintain strategic business alliances and new business initiatives, Alnylam’s dependence on third parties for development, manufacture, marketing, sales and distribution of products, and the successful defense of litigation, as well as those risks more fully discussed in the “Risk Factors” section of its most recent quarterly report on Form 10-Q on file with the Securities and Exchange Commission. In addition, any forward-looking statements represent Alnylam’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Alnylam does not assume any obligation to update any forward-looking statements.